CONSENT

TO:

ONTARIO SECURITIES COMMISSION
BRITISH COLUMBIA SECURITIES COMMISSION
ALBERTA SECURITIES COMMISSION
MANITOBA SECURITIES COMMISSION
COMMISSION DES VALEURS MOBILIERES DU QUÉBEC

RE:

FINAL SHORT FORM PROSPECTUS (the "PROSPECTUS") OF
FNX MINING COMPANY INC. (the "COMPANY") DATED JULY 2, 2003

We refer to the formal valuation (the "Valuation Report") of certain properties acquired by the Company from Inco Limited, dated November 1, 2001, incorporated by reference into the Prospectus.

We hereby consent to the use of the Valuation Report for the purposes of the Prospectus, including the inclusion in the Prospectus, by reference, of the information contained in the Valuation Report.

We confirm that we have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Valuation Report or that are within our knowledge as a result of the services performed by us in connection with the Valuation Report.

DATED the 2nd day of July, 2003.

SPITERI GEOLOGICAL & MINING

CONSULTANTS INC.

(signed) "Joseph George Spiteri"

___________________________________

JOSEPH GEORGE SPITERI